                                                                Exhibit 99.2

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
ONDISPLAY INC.
Report of Independent Accountants...........................   F-2
Balance Sheet...............................................   F-3
Statement of Operations.....................................   F-4
Statement of Changes in Stockholders' Equity (Deficit)......   F-5
Statement of Cash Flows.....................................   F-6
Notes to Financial Statements...............................   F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of OnDisplay, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, changes in stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of OnDisplay, Inc. at December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
February 16, 2000

                                ONDISPLAY, INC.

                                 BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1999
                                                              --------    --------
Current assets:
  Cash and cash equivalents.................................  $  4,648    $109,617
  Accounts receivable, net of allowance for doubtful
     accounts of $250 in 1998 and $728 in 1999..............     2,600       4,419
  Prepaid and other current assets..........................        96       1,171
                                                              --------    --------
          Total current assets..............................     7,344     115,207
Property and equipment, net.................................       720       1,581
Deposits and other assets...................................       189         314
                                                              --------    --------
          Total assets......................................  $  8,253    $117,102
                                                              ========    ========

         LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $    386    $  1,262
  Accrued liabilities.......................................       823       2,989
  Deferred revenue..........................................     1,402       2,617
  Current portion of long term debts........................       149       1,199
                                                              --------    --------
          Total current liabilities.........................     2,760       8,067
                                                              --------    --------
Long term debts, net of current portion.....................       240       2,338
                                                              --------    --------
          Total liabilities.................................     3,000      10,405
                                                              --------    --------
Commitments (Note 4)
Preferred stock, Series A, B and C, $0.001 par value:
  Authorized: 11,600,000 shares issued and outstanding:
     8,891,554 shares at December 31, 1998 and none at
      December 31, 1999.....................................    18,982          --
                                                              --------    --------
Stockholders' equity (deficit) Common stock, $0.001 par
  value:
  Authorized: 25,000,000 shares; issued and outstanding:
     19,647,303 and 4,133,751 at December 31, 1998 and
      December 31, 1999.....................................         1          16
Additional paid-in capital..................................     2,328     168,866
Deferred stock-based compensation...........................    (1,604)    (29,175)
Notes receivable from shareholders..........................        --      (1,788)
Accumulated deficit.........................................   (14,454)    (31,222)
                                                              --------    --------
          Total stockholders' equity (deficit)..............     5,253     106,697
                                                              --------    --------
          Total liabilities, preferred stock and
            stockholders' equity (deficit)..................  $  8,253    $117,102
                                                              ========    ========

   The accompanying notes are an integral part of these financial statements.

                                ONDISPLAY, INC.

                            STATEMENT OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                YEAR ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1997          1998          1999
                                                         ----------    ----------    ----------
License revenues.......................................  $      265    $    2,229    $    6,839
Service revenue........................................          --         1,114         4,259
                                                         ----------    ----------    ----------
          Total revenue................................         265         3,343        11,098
                                                         ----------    ----------    ----------
Cost of license revenue................................          --             2             7
Cost of service revenues...............................          --         1,618         4,251
                                                         ----------    ----------    ----------
          Total cost of revenues.......................          --         1,620         4,258
                                                         ----------    ----------    ----------
Gross profit...........................................         265         1,723         6,840
Operating expenses:
  Sales and marketing..................................       2,810         5,747        11,917
  Research and development.............................       1,986         2,636         4,714
  General and administrative...........................       1,158         1,201         3,418
  Amortization of deferred stock-based compensation....          --           618         3,697
                                                         ----------    ----------    ----------
          Total operating expenses.....................       5,954        10,202        23,746
                                                         ----------    ----------    ----------
Loss from operations...................................      (5,689)       (8,479)      (16,906)
Interest income and other..............................         173           174           532
Interest expense.......................................         (18)          (43)         (394)
                                                         ----------    ----------    ----------
Net loss...............................................  $   (5,534)   $   (8,348)   $  (16,768)
                                                         ==========    ==========    ==========
Net loss per share-basic and diluted...................  $    (1.62)   $    (2.34)   $    (3.70)
                                                         ==========    ==========    ==========
Shares used in per share calculation-basic and
  diluted..............................................   3,410,313     3,572,353     4,533,282
                                                         ==========    ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                                ONDISPLAY, INC.

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                   NOTES
                                 COMMON STOCK       ADDITIONAL     DEFERRED      RECEIVABLE                         TOTAL
                              -------------------    PAID-IN     STOCK-BASED        FROM       ACCUMULATED   STOCKHOLDERS' EQUITY
                                SHARES     AMOUNT    CAPITAL     COMPENSATION   SHAREHOLDERS     DEFICIT          (DEFICIT)
                              ----------   ------   ----------   ------------   ------------   -----------   --------------------
Balances, January 1, 1997...   3,400,000    $--      $      8      $     --       $    --       $   (572)          $   (564)
Issuance of common stock in
  exchange for services
  rendered..................      20,000     --            --            --            --             --                 --
Issuance of common stock in
  connection with option
  exercises.................         625     --            --            --            --             --                 --
Net loss....................          --     --            --            --            --         (5,534)            (5,534)
                              ----------    ---      --------      --------       -------       --------           --------
Balances, December 31,
  1997......................   3,420,625     --             8            --            --         (6,106)            (6,098)
Issuance of common stock in
  connection with options
  exercised.................     754,520      1           106            --            --             --                107
Repurchase of unvested
  common stock..............     (41,394)    --            (8)           --            --             --                 (8)
Deferred compensation
  related to stock options
  granted...................          --     --         2,222        (2,222)           --             --                 --
Amortization of deferred
  stock-based
  compensation..............          --     --            --           618            --             --                618
Net loss....................          --     --            --            --            --         (8,348)            (8,348)
                              ----------    ---      --------      --------       -------       --------           --------
Balances, December 31,
  1998......................   4,133,751      1         2,328        (1,604)           --        (14,454)           (13,729)
Conversion of Mandatorily
  Redeemable Convertible
  Preferred Stock to common
  stock.....................  10,615,293     11        35,381            --            --             --             35,392
Issuance of common stock in
  connection with initial
  public offering, net of
  issuance costs............   3,500,000      4        89,763            --            --             --             89,767
Issuance of common stock in
  connection with private
  placement.................     300,000     --         7,812            --            --             --              7,812
Issuance of common stock in
  connection with options
  exercised.................   1,163,563     --         2,170            --        (1,788)            --                382
Repurchase of unvested
  common stock..............     (71,554)    --           (15)           --            --             --                (15)
Issuance of common stock in
  connection with services
  rendered..................       6,250     --            38            --            --             --                 38
Amortization of discount
  related to warrants issued
  in connection with long
  term loan.................          --     --           121            --            --             --                121
Deferred compensation
  related to stock options
  grants....................          --     --        31,268       (31,268)           --             --                 --
Amortization of deferred
  stock-based
  compensation..............          --     --            --         3,697            --             --              3,697
Net loss....................          --     --            --            --            --        (16,768)           (16,768)
                              ----------    ---      --------      --------       -------       --------           --------
Balances, December 31,
  1999......................  19,647,303    $16      $168,866      $(29,175)      $(1,788)      $(31,222)          $106,697
                              ==========    ===      ========      ========       =======       ========           ========

   The accompanying notes are an integral part of these financial statements.

                                ONDISPLAY, INC.

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                YEARS ENDED DECEMBER 31,
                                                              ----------------------------
                                                               1997      1998       1999
                                                              -------   -------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(5,534)  $(8,348)  $(16,768)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................      123       306        518
     Loss from sale of property and equipment...............       --         9         --
     Provision for doubtful accounts........................       --       250        478
     Amortization of deferred stock-based compensation......       --       618      3,697
     Amortization of discount related to warrants issued in
       connection with long term loan.......................       --        --        121
     Issuance of common stock in connection with services
       rendered.............................................       --        --         38
     Change in operating assets and liabilities:
       Accounts receivable..................................     (187)   (2,661)    (2,297)
       Prepaid and other current assets.....................      (96)       43     (1,075)
       Accounts payable.....................................      125       166        876
       Accrued liabilities..................................      163       627      2,166
       Deferred revenue.....................................       11     1,391      1,215
       Other long term assets...............................       --      (189)      (125)
                                                              -------   -------   --------
          Net cash used in operating activities.............   (5,395)   (7,788)   (11,156)
                                                              -------   -------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.....................     (428)     (219)      (650)
  Proceeds from sales of property and equipment.............       --         3         --
                                                              -------   -------   --------
          Net cash used in investing activities.............     (428)     (216)      (650)
                                                              -------   -------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sales and lease back of property and
     equipment..............................................      200        --         --
  Proceeds from issuance of preferred stock.................    6,800     8,782     16,410
  Proceeds from issuance of common stock, net...............       --       107     97,961
  Principal payment under capital lease obligations.........      (28)     (129)       (78)
  Proceeds from borrowings under long term loan received....       --        --      3,000
  Repayment of long term loan...............................       --        --       (503)
  Repurchases of unvested common stock......................       --        (8)       (15)
                                                              -------   -------   --------
          Net cash provided by financing activities.........    6,972     8,752    116,775
                                                              -------   -------   --------
Net increase in cash and cash equivalents...................    1,149       748    104,969
Cash and cash equivalents at beginning of year..............    2,751     3,900      4,648
                                                              -------   -------   --------
Cash and cash equivalents at end of year....................  $ 3,900   $ 4,648   $109,617
                                                              =======   =======   ========
NONCASH INVESTING AND FINANCING ACTIVITIES:
  Property and equipment acquired under capital lease
     obligations............................................  $   196   $   337   $    729
                                                              =======   =======   ========
  Deferred stock-based compensation.........................  $    --   $ 2,222   $ 31,268
                                                              =======   =======   ========
  Issuance of common stock for notes receivable from
     shareholders...........................................  $    --   $    --   $  1,788
                                                              =======   =======   ========

   The accompanying notes are an integral part of these financial statements.

                                ONDISPLAY, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- BUSINESS:

     OnDisplay, Inc. (the "Company") develops and markets applications for powering e-business portals and e-marketplaces in both business-to-business and business-to-consumer e-commerce. The Company's product suite provides an open, scalable, adaptable solution to enable the rapid aggregation, exchange, integration, personalization and syndication of e-business information and services from a broad range of partners, suppliers and customers. Through the use of the internet, customers are able to align information systems of business allies without modification to existing applications or to migrate rapidly from their existing systems to new enterprise applications. The Company operates in a single business segment and does not have any separately reportable business segments as of December 31, 1999.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates include levels of reserves for accounts receivable, valuation of deferred tax assets and value of the Company's capital stock. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

     The Company considers all investments purchased with an original or remaining maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

     The Company maintains its cash and cash equivalents in accounts with two major financial institutions in the United States. The Company has not experienced any losses on its deposits of cash and cash equivalents.

     The Company performs ongoing credit evaluations of its customers, and collateral is not required. The Company records an allowance for doubtful accounts for credit losses at the end of each period based on an analysis of individual aged accounts receivable balances. As a result of this analysis, the Company believes that its allowance for doubtful accounts is adequate but no excessive at December 31, 1998 and 1999.

     At December 31, 1999 two customers accounted for 21% and 15% of accounts receivable and at December 31, 1998 two different customers accounted for 24% and 12% of accounts receivable.

     The Company derives most of its license service and support revenues from one suite of products.

     In 1997, these customers represented 21%, 30% and 37% of total revenues and in 1998 two customers represented 11% and 13% of total revenues. No customer accounted for more than 10% of total revenues in 1999.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of certain of the Company's financial instruments, including cash, cash equivalents, trade accounts receivable, accounts payable and accrued liabilities approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of its long-term debt approximates fair value.

                                ONDISPLAY, INC.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful life of the related assets of three years. Leasehold improvements and leased assets are amortized on a straight line basis over the lesser of their estimated useful life or the lease term. Gains and losses from the disposal of property and equipment are taken into income in the year of disposition. Repairs and maintenance costs are expensed as incurred.

REVENUE RECOGNITION

     Revenue consists of revenue earned under software license agreements, service agreements, and maintenance agreements,. Revenue from software license agreements is recognized upon shipment or upon notification to the customer of the downloadable software location, provided that a signed contract exists, the fee is fixed and determinable and collection of the resulting receivable is probable and, if applicable, acceptance criteria are met. In cases where a fee is due to a referring party under the Company's referral agreements, such fees are recorded as sales and marketing expenses when the accompanying sales are recorded.

     For contracts with multiple obligations (e.g., deliverable and undeliverable products, maintenance, installation and other services), revenue is allocated to each component of the contract based on objective evidence of its fair value, which is specific to the Company, or for products not being sold separately, the price established by management. The Company recognizes revenue allocated to undelivered products when the criteria for product revenue set forth above are met. The Company recognizes revenue from maintenance fees, including amounts allocated from product revenues for ongoing customer support and product updates ratably over the period of the maintenance contract. Payments for maintenance fees are generally made in advance and are non-refundable. For revenue allocated installation and training and for such services sold separately, the Company recognizes revenue as the related services are performed.

     Deferred revenue consists of payments received prior to delivery of licenses, fulfillment of acceptance criteria, or performance of services.

COST OF REVENUES

     Cost of license revenues includes costs associated with the electronic transmission of software and royalties for third party embedded software which were not material. Cost of service revenue includes salaries and related expenses for the service organization and cost of third parties contracted to provide services to customers.

RESEARCH AND DEVELOPMENT EXPENDITURES

     Expenditures for research and development are charged to expense as incurred. Under Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" certain software development costs are capitalized after technological feasibility has been established. Development costs incurred in the period between achievement of technological feasibility, which the Company defines as the establishment of working model, until the general availability of such software to customers, has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs to date.

STOCK-BASED COMPENSATION

     Pursuant to SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for employee stock options under Accounting Principles Board Opinion ("APB") No. 25 and follows the

                                ONDISPLAY, INC.

disclosure-only provisions of SFAS 123. Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the estimated fair value of the Company's stock and the exercise price of options to purchase that stock.

INCOME TAXES

     Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

NET LOSS PER SHARE

     Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of vested common shares outstanding for the period. Diluted net loss per share is computed giving effect to all dilutive potential common stock, including nonvested common stock, options, warrants and preferred stock. Options, warrants, common stock subject to repurchase and preferred stock were not included in the computation of diluted net loss per share in the periods reported because the effect would be antidilutive.

     Antidilutive securities not included in net loss per share calculation for the periods:

                                                          YEAR ENDED DECEMBER 31,
                                                    ------------------------------------
                                                      1997          1998         1999
                                                    ---------    ----------    ---------
Common stock subject to repurchase................         --       377,732    1,154,521
Common stock options..............................  1,602,750     1,366,188    2,986,985
Warrants..........................................         --            --       85,537
Preferred Stock...................................  6,690,476     8,891,554           --
                                                    ---------    ----------    ---------
                                                    8,293,226    10,635,474    4,227,043
                                                    =========    ==========    =========

COMPREHENSIVE INCOME

     Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. The Company has no comprehensive income components other than its net loss.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities and will be adopted in the year 2000. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company is in process of evaluating the impact of this pronouncement.

     In December 1998, the Accounting Standards Executive Committee issued Statement of Position 98-9, modification of SOP 97-2, "Software Revenue Recognition," with Respect to Certain Transactions. SOP 98-9 will be effective for transactions that are entered into in fiscal years beginning after March 15, 1999. Retroactive application is prohibited. The Company believes the adoption of 98-9 will not have a material impact on its results of operation.

                                ONDISPLAY, INC.

NOTE 3 -- BALANCE SHEET ACCOUNTS:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1998      1999
                                                              ------    ------
                                                               (IN THOUSANDS)
Property and equipment
  Computer hardware.........................................  $  869    $1,510
  Computer software.........................................     177       428
  Furniture and fixtures....................................      93       510
  Leasehold improvements....................................      13        83
                                                              ------    ------
                                                               1,152     2,531
  Less: accumulated depreciation and amortization...........    (432)     (950)
                                                              ------    ------
                                                              $  720    $1,581
                                                              ======    ======

     Included in property and equipment at December 31, 1998 and 1999 is approximately $537,000 and $1,266,000 of computer equipment purchased under capital leases. Accumulated amortization of assets acquired under capital leases is approximately $241,000 and $479,000 at December 31, 1998 and 1999.

                                                               DECEMBER 31,
                                                              --------------
                                                              1998     1999
                                                              ----    ------
                                                              (IN THOUSANDS)
Accrued liabilities
  Accrued commissions.......................................  $275    $1,413
  Accrued professional fees.................................   132       565
  Accrued vacation..........................................   190       372
  Accrued bonuses...........................................   226       372
  Other.....................................................    --       267
                                                              ----    ------
                                                              $823    $2,989
                                                              ====    ======

NOTE 4 -- COMMITMENTS:

OPERATING LEASE

     The Company leases various facilities under operating leases expiring through 2004. Under these leases, the Company is responsible for maintenance and insurance.

     The minimum lease payments, net of sublease income, required under these operating leases are as of December 31, 1999 are as follows (in thousands):

2000................................................  $1,012
2001................................................     884
2002................................................     559
2003................................................     114
2004................................................      99
                                                      ------
                                                      $2,668
                                                      ======

     Rent expense, net of sublease income, for the years ended December 31, 1999, 1998 and 1997 approximately was $740,000, $270,000 and $186,000, respectively.

                                ONDISPLAY, INC.

CAPITAL LEASE OBLIGATIONS

     In June 1997, the Company entered into a capital lease agreement which was amended March 16, 1998 under which the Company had $550,000 available to acquire equipment. As of December 31, 1999, the Company had a total of approximately $537,000 under this line. In February 1999, the Company entered into another financing agreement under which the Company has $1,350,000 available to purchase equipment. The draw down period under this agreement expires on August 19, 2000.

     As of December 31, 1999, the Company had drawn a total of approximately $729,000 under this line.

     Future minimum lease payment under capital lease agreements as of December 31, 1999 are as follows (in thousands):

2000........................................................  $1,048
2001........................................................     486
                                                              ------
Total minimum lease payments................................   1,534
Less amount representing interest...........................     494
                                                              ------
Present value of minimum lease payments.....................   1,040
Less: current portion.......................................    (784)
                                                              ------
                                                              $  256
                                                              ======

NOTE 5 -- LONG TERM DEBT:

     Long term debt consists of (in thousands):

                                                               DECEMBER 31,
                                                              ---------------
                                                              1998     1999
                                                              -----   -------
Long term loan..............................................  $  --   $ 2,497
Capital lease obligations (see Note 4)......................    389     1,040
                                                              -----   -------
                                                                389     3,537
Less: current portion.......................................   (149)   (1,199)
                                                              -----   -------
                                                              $ 240   $ 2,338
                                                              =====   =======

     In February 1999, the Company entered into a loan agreement which allows for borrowings of $3,000,000 bearing interest at 12.5% per annum. The Company borrowed the full amount in May 1999 and is required to make monthly payments of principal and interest of approximately $100,000 in 36 installments commencing June 1, 1999 through May 1, 2002. The amounts borrowed are collateralized by substantially all of the Company's assets. Dividends declared by the Company are subject to the approval of the lender under this loan agreement.

     Annual maturities under the loan as of December 31, 1999 are as follows (in thousands):

              FISCAL YEARS ENDING DECEMBER 31,
              --------------------------------
2000........................................................  $  943
2001........................................................   1,068
2002........................................................     486
                                                              ------
          Total.............................................  $2,497
                                                              ======

NOTE 6 -- 401(K) SAVINGS PLAN:

     In February 1997, the Company established a 401 (k) Savings Plan (the "Plan") that covers substantially all employees. Under the Plan, employees are permitted to contribute a portion of gross

                                ONDISPLAY, INC.

compensation not to exceed standard limitations provided by the Internal Revenue Service. The Company maintains the right to match employee contributions, no Company matching contributions have been made to date.

NOTE 7 -- PREFERRED STOCK:

     As of December 31, 1998 the convertible preferred stock comprises:

                                                       NUMBER
                                         NUMBER       OF SHARES      ANNUAL      LIQUIDATION
                                       OF SHARES     ISSUED AND     DIVIDEND        VALUE
                                       AUTHORIZED    OUTSTANDING    PER SHARE     PER SHARE
                                       ----------    -----------    ---------    -----------
Series A.............................   3,500,000     3,500,000       $0.08         $1.00
Series B.............................   3,500,000     3,202,381       $0.17         $2.10
Series C.............................   2,500,000     2,189,173       $0.32         $4.00
Series D.............................   2,100,000     1,723,739       $0.76         $9.52
                                       ----------    ----------
                                       11,600,000    10,615,293
                                       ==========    ==========

DIVIDENDS

     The holders of Series A, Series B, Series C and Series D preferred stock are entitled to receive the above annual dividends, when and if declared by the Board of Directors. After payment of any required dividends to the Series A, Series B, Series C and Series D stockholders, declared dividends shall be distributed among all holders of common stock and all holders of Series A, Series B, Series C and Series D preferred stock in proportion to the number of shares of common stock which would be held by each such holder if all shares of Series A, Series B, Series C and Series D preferred stock were converted to common stock. Dividends declared by the Company are contingent on approval by the lender of the long-term loan.

LIQUIDATION

     In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of Series A, Series B, Series C and Series D preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership, an amount equal to the sum of $1.00, $2.10, $4.00 and $9.52 for each outstanding share of Series A, Series B, Series C and Series D preferred stock, (as adjusted for any stock dividends, combinations or splits) plus any declared but unpaid dividends on such shares. If upon the occurrence of such event, the assets distributed among the holders of preferred stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets of the Company legally available for distribution are to be distributed first ratably among the holders of the preferred stock in proportion to the aggregate liquidation preference of the shares of preferred stock then held by them.

     After payment has been made to the holders of preferred stock, any remaining assets and funds are to be distributed pro rata among the holders of the preferred stock and the common stock on a per share basis, treating all shares of preferred stock convertible into shares of common stock as if converted; provided, however, that after the receipt by each share of preferred stock of distributions equal to two times the original purchase price for the preferred stock, then all remaining assets shall be distributed equally among the holders of the common stock on a per-share basis.

                                ONDISPLAY, INC.

CONVERSION

     Each share of preferred stock, at the option of the holder thereof, shall be convertible into such number of fully paid and nonassessable shares of common stock which results from dividing the issuance price per share by the conversion price per share in effect for the shares of preferred stock at the time of conversion. The issuance price per share and initial conversion price per share of Series A, B, Series C and Series D preferred stock are $1.00, $2.10, $4.00 and $9.52. The number of shares of common stock into which a share of a series of preferred stock is convertible is referred to as the conversion rate of such series. The initial conversion prices of Series A, B, C and D preferred stock may be adjusted under circumstances described in the Company's Restated Articles of Incorporation. At December 31, 1998 and September 30, 1999 the conversion ratio was one to one.

     Conversion is automatic at the then effective conversion price of such series immediately prior to the closing of a qualified initial public offering at an aggregate offering price to the public of not less than 20 million provided that the Series A, B and C preferred stock shall not be converted without the majority approval of such series, and the Series D preferred stock shall not be converted without the approval by more than 2/3 of the holders of Series D preferred stock.

VOTING

     The holders of Series A, Series B, Series C and Series D preferred stock are entitled to voting rights equal to the number of shares of common stock into which each share of preferred stock could be converted at the record date for a vote or consent of stockholders, except as otherwise required by law, and have voting rights and powers equal to the voting rights and powers of the shares of common stock.

REDEMPTION

     Preferred stock shall be redeemable at the option of the holders of a majority of the outstanding shares of preferred stock at any time after September 30, 2001 if the Company has not completed a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Corporation with an aggregate offering price to the public of not less than $20,000,000 defined hereafter as a "Qualified IPO." Such redemption right may be exercised by giving at least 120 day notice prior to the date of commencement of the redemption. After receipt of such notice of a redemption, the Company shall redeem all of the outstanding shares of preferred stock in three equal annual installments on the last day of each fiscal year (commencing with the first fiscal year ending after the 120 day notice period). The redemption price of the preferred stock shall be the original purchase price per share (as adjusted for any stock dividends, combinations or splits) plus any accrued but unpaid dividends. Any redemption of only a part of the outstanding preferred stock by the Company shall be pro rata as among all holders of preferred stock in proportion to the aggregate redemption price to be paid to such holders.

NOTE 8 -- STOCK OPTION AND STOCK PURCHASE PLANS:

STOCK OPTION PLAN

     Under the Company's 1996 Stock Plan as amended, incentive options to purchase the Company's common stock may be granted to employees at prices not lower than the fair market value per share on the date of grant, as determined by the Board of Directors. Nonstatutory options may be granted to key employees, including directors and consultants, at prices not lower than 85% of the fair market value (110% for qualified incentive stock options in certain cases) at the date of grant, as determined by the Board of Directors. The Board also has the authority to set the term of the options (no longer than ten years from date of grant and no more than five years in certain instances). Options granted generally

                                ONDISPLAY, INC.

vest over four years. Holders of options granted under the Plan may exercise their options prior to complete vesting of shares, subject to the Company's right of repurchase, such that, in the event of a termination of the optionee's employment or consulting relationship, any unvested shares may be repurchased at a price per share equal to the original exercise price per share for the option. Unexercised vested options expire three months after termination of employment with the Company. Shares repurchased by the Company were none, 41,394 and 71,554 in 1997, 1998 and 1999.

     At December 31, 1997, 1998 and 1999, the Company's repurchase rights applied to none, 377,732 and 1,154,521 shares of common stock outstanding.

     Activity under the Plan is set forth below:

                                                                  NUMBER      WEIGHTED
                                                     NUMBER      OF SHARES    AVERAGE
                                                   OF SHARES    ISSUED AND    EXERCISE    AGGREGATE
                                                   AUTHORIZED   OUTSTANDING    PRICE        PRICE
                                                   ----------   -----------   --------   -----------
Balances, January 1, 1997........................     933,000      767,000     $0.10     $    76,700
Shares reserved..................................     450,000           --                        --
Options granted..................................  (1,080,000)   1,080,000     $0.12         131,540
Options exercised................................          --         (625)    $0.10             (62)
Options cancelled................................     243,625     (243,625)    $0.10         (24,363)
                                                   ----------   ----------     -----     -----------
Balances, December 31, 1997......................     546,625    1,602,750     $0.11         183,815
Shares reserved..................................     400,000           --                        --
Options granted..................................    (781,750)     781,750     $0.27         213,948
Options exercised................................          --     (754,520)    $0.14        (107,366)
Options repurchased..............................      41,394           --        --              --
Options cancelled................................     263,792     (263,792)    $0.17         (45,575)
                                                   ----------   ----------     -----     -----------
Balances, December 31, 1998......................     470,061    1,366,188     $0.18         244,822
Shares reserved..................................   2,425,000           --        --              --
Options granted..................................  (3,152,650)   3,152,650     $4.88      15,395,700
Options exercised................................          --   (1,163,563)    $1.86      (2,170,000)
Options repurchased..............................      71,554           --        --              --
Options cancelled................................     368,260     (368,290)    $0.46        (168,245)
                                                   ----------   ----------     -----     -----------
Balances, December 31, 1999......................     182,225    2,986,985     $4.45     $13,302,277
                                                   ==========   ==========     =====     ===========

     For financial reporting purposes, the Company has determined that the estimated value of common stock was in excess of the exercise price, which was considered to be the fair market value as of the date of grant for 781,750 options issued in 1998 and 3,152,650 options issued in 1999. In connection with the grants of such options, the Company has recognized deferred compensation of approximately $2,220,000 in 1998 and $31,268,000 in 1999. Deferred stock-based compensation will be amortized over the vesting period which is generally 48 months from the date of grant; approximately $618,000 was expensed in the year ended December 31, 1998 and $3,697,000 in the year ended December 31, 1999. Future amortization based on options granted through December 31, 1999 is expected to be $15,441,000 and $7,987,000, $4,166,000 and $1,581,000 in the
years 2000, 2001, 2002 and 2003.

                                ONDISPLAY, INC.

     Options outstanding and vested by exercise price at December 31, 1999 are as follows:

                     OPTIONS OUTSTANDING              OPTIONS CURRENTLY
             ------------------------------------           VESTED
                            WEIGHTED                ----------------------
                             AVERAGE     WEIGHTED                 WEIGHTED
                            REMAINING    AVERAGE                  AVERAGE
  EXERCISE     NUMBER      CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
   PRICE     OUTSTANDING      LIFE        PRICE       VESTED       PRICE
  --------   -----------   -----------   --------   -----------   --------
   $0.10        482,500       6.86        $0.10       386,078      $0.10
   $0.21         49,000       8.18        $0.21        22,659      $0.21
   $0.40        254,250       9.02        $0.40        36,402      $0.40
   $0.80        123,835       9.43        $0.80            --      $0.80
   $1.20         51,000       9.55        $1.20            --      $1.20
   $2.50        314,500       9.69        $2.50            --      $2.50
   $5.00        163,000       9.72        $5.00            --      $5.00
   $6.50        812,400       9.82        $6.50            --      $6.50
   $8.00        736,500       9.95        $8.00            --      $8.00
              ---------                               -------
              2,986,985                               445,139
              =========                               =======

     At December 31, 1997 and 1998, 130,844 and 381,707 options at a weighted average prices of $0.10 and $0.10 were vested.

     The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." Had compensation cost for the Plan been determined based on the fair value at grant date for all awards consistent with the provisions of SFAS No. 123, the impact on the Company's financial statements would be (in thousands) as follows:

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                               1997       1998        1999
                                                              -------    -------    --------
Net loss:
  As reported...............................................  $(5,534)   $(8,348)   $(16,768)
  Pro forma.................................................  $(5,542)   $(8,364)   $(17,039)
Basic and diluted net loss per share:
  As reported...............................................  $ (1.62)   $ (2.34)   $  (3.70)
  Pro forma.................................................  $ (1.62)   $ (2.34)   $  (3.76)

     The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted average assumptions:

                                                               1997       1998       1999
                                                              -------    -------    -------
Risk-free interest rate.....................................   6.3%       5.0%       5.2%
Expected life...............................................  5 years    5 years    5 years
Expected dividends..........................................    $--        $--        $--

     The weighted average per share fair value of common stock options granted during 1997, 1998 and 1999 were $0.10, $0.27 and $12.23.

EMPLOYEE STOCK PURCHASE PLAN

     In September 1999, the Company adopted an employee stock purchase plan (the "Purchase Plan"). 1,500,000 shares of common stock have been reserved for issuance under the Purchase Plan (subject to an annual increase), none of which had been issued at December 31, 1999.

                                ONDISPLAY, INC.

NOTE 9 -- WARRANTS:

     As part of a long-term borrowing agreement entered into in February 1999, the Company issued a warrant to purchase an aggregate of 85,537 shares of common stock at an exercise price of $6.05 per share. The warrant were exercisable upon grant and expire in January 2009.

     The Company valued the warrant using the Black-Scholes method. The fair value of $535,000 is amortized to interest expense over the term of the long-term loan.

NOTE 10 -- INCOME TAXES:

     At December 31, 1999, the Company had net operating loss carryforwards of approximately $23,800,000 and $18,600,000 for Federal and California purposes, respectively, available to reduce future taxable income, if any. These carryforwards expire through 2019 and 2004 for Federal and California purposes, respectively, if not utilized beforehand.

     At December 31, 1999, the Company had research and development credit carryforwards of approximately $479,000 and $302,000 for Federal and California income tax purposes, respectively. The research and development credit carryforwards expire beginning in the year 2011.

     The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. In the event the Company has had a change in ownership, utilization of the carryforwards could be restricted.

     Temporary differences which gave rise to significant portions of deferred tax assets and liabilities are as follows (in thousands):

                                                                 DECEMBER 31,
                                                              -------------------
                                                               1998        1999
                                                              -------    --------
Net operating losses........................................  $ 4,761    $  9,181
Research and development credits............................      548         678
Depreciation and amortization...............................      (10)          9
Accrued liabilities.........................................      467         875
Other.......................................................       --           1
                                                              -------    --------
                                                                5,766      10,745
Less: valuation allowance...................................   (5,766)    (10,745)
                                                              -------    --------
                                                              $    --    $     --
                                                              =======    ========

     Due to uncertainty of realizing the benefits of the deferred tax assets, the Company has provided a valuation allowance against the net deferred tax assets.

                                ONDISPLAY, INC.

     The difference between the Company's effective income tax rate and the federal statutory rate is as follows:

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1997       1998       1999
                                                              -------    -------    -------
Statutory tax benefit.......................................  $(1,882)   $(2,838)   $(5,701)
Permanent differences -- non-deductible expenses............       79        364         33
State taxes, net of federal tax benefit.....................     (327)      (510)      (756)
Stock option compensation...................................       --         --      1,257
Research and development experimentation credit.............     (273)      (276)      (266)
Change in valuation allowance...............................    2,402      3,138      4,979
Other.......................................................        1        122        454
                                                              -------    -------    -------
Net tax provision...........................................  $    --    $    --    $    --
                                                              =======    =======    =======

NOTE 11 -- SUBSEQUENT EVENT:

     The Company entered into a merger agreement with Oberon Software Incorporated ("Oberon") on January 17, 2000. The Company expects the merger, which will be accounted for under the purchase method, to be completed by March 31, 2000.